Exhibit 10.6

REQUIRED GROUP AGENT ACTION NO. 35

This REQUIRED GROUP AGENT ACTION NO. 35 (this “Action”), dated as of June 15, 2017, is entered into by and among Megalodon Solar, LLC, a Delaware limited liability company (“Borrower”), Bank of America, N.A., as the Administrative Agent (“Administrative Agent”) and as the Collateral Agent for the Secured Parties (“Collateral Agent”) and each of Bank of America, N.A. (“BA Agent”), Credit Suisse AG, New York Branch (“CS Agent”), Deutsche Bank AG, New York Branch (“DB Agent”), ING Capital LLC (“ING Agent”), KeyBank National Association (“KB Agent”), National Bank of Arizona (“NBAZ Agent”), Silicon Valley Bank (“SVB Agent”) and CIT Bank, N.A. (“CIT Agent” and collectively with BA Agent, CS Agent, DB Agent, ING Agent, KB Agent, NBAZ Agent and SVB Agent, the “Group Agents”), as Group Agents party to the Loan Agreement, dated as of May 4, 2015 (as amended, the “Loan Agreement”), by and among the Borrower, the Administrative Agent, the Collateral Agent, the Group Agents, the Lenders and the other parties from time to time party thereto.  As used in this Action, capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

A.Pursuant to the Loan Agreement, the Lenders have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth in the Financing Documents.

B.Pursuant to Required Group Agent Action No. 34, dated as of May 15, 2017, by and among the parties hereto (“GAA 34”), the Borrower requested and the Group Agents consented to extend the deadline for delivery of the audited fiscal year 2016 financial statements of the Borrower and each Managing Member pursuant to Sections 5.3(f)(A) and (C) of the Loan Agreement to May 31, 2017, subject to the conditions therein (the “Prior Consent”).

C.The Borrower has requested that the Required Group Agents provide their consent to the extension of the deadline for satisfying the requirements of the Prior Consent as required under GAA 34 to July 31, 2017 (the “Extension”).

D.The Required Group Agents are willing to provide their consent to the Extension on the terms and subject to the conditions set forth in this Action.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

Section 1.Consent.  Subject to the satisfaction of the conditions precedent described in Section 2 hereof, each Agent and Lender party hereto, by its signature below, agrees to the Extension and to deem the requirements of Section 5.3(f) of the Loan Agreement satisfied in whole for the fiscal year ended 2016 upon receipt of audited fiscal year 2016 financial statements of the Borrower and each Managing Member, in each case, to the satisfaction of the Administrative Agent.

Required Group Agent Action No. 35

Section 2.Effectiveness.  This Action shall be effective upon the receipt by the Administrative Agent of counterparts of this Action, executed and delivered by each of the other parties hereto.

Section 3.Representations and Warranties.  The Borrower hereby represents and warrants as of the Effective Date:

(a)the Borrower has duly authorized, executed and delivered this Action, and none the Borrower’s execution and delivery hereof nor the performance hereof (i) will be in conflict with or result in a breach of the Borrower’s Organizational Documents, (ii) will materially violate any other Legal Requirement applicable to or binding on the Borrower or any of its respective properties, (iii) will result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of the Collateral under any agreement or instrument to which it is a party or by which the Borrower or any of the Collateral may be bound or affected, or (iv) will require the consent or approval of any Person, which has not already been obtained;

(b)this Action is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(c)no Bankruptcy Event has occurred with respect to SolarCity; and

(d)no Material Adverse Effect has occurred or is continuing since the immediately preceding Borrowing Date, and, to the Borrower’s Knowledge, no event or circumstance exists that could reasonably be expected to result in a Material Adverse Effect.

Section 4.Reference to and Effect on Financing Documents.  Each of the Loan Agreement and the other Financing Documents is and shall remain unchanged and in full force and effect, and, except as expressly set forth herein, nothing contained in this Action shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or any of the other Secured Parties, or shall alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in each of the Loan Agreement and any other Financing Document.  This Action shall also constitute a “Financing Document” for all purposes of the Loan Agreement and the other Financing Documents.

Section 5.Incorporation by Reference.  Sections 10.5 (Entire Agreement), 10.6 (Governing Law), 10.7 (Severability), 10.8 (Headings), 10.11 (Waiver of Jury Trial), 10.12 (Consent to Jurisdiction; Service of Process), 10.14 (Successors and Assigns) and 10.16 (Binding Effect; Counterparts) of the Loan Agreement are hereby incorporated by reference herein, mutatis mutandis.

2	Required Group Agent Action No. 35

Section 6.Expenses.  The Borrower agrees to reimburse the Administrative Agent in accordance with Section 10.4(b) of the Loan Agreement for its reasonable and documented out-of-pocket expenses in connection with this Action, including reasonable and documented fees and out-of-pocket expenses of legal counsel.

Section 7.Construction.  The rules of interpretation specified in Section 1.2 of the Loan Agreement also apply to this Action, mutatis mutandis.

[Signature Pages Follow]

3	Required Group Agent Action No. 35

IN WITNESS WHEREOF, the parties hereto have caused this Action to be duly executed by their respective authorized officers as of the day and year first written above.

MEGALODON SOLAR, LLC, as Borrower

By:	/s/ Radford Small
Name:	Radford Small
Title:	Treasurer

BANK OF AMERICA, N.A., as a Group Agent

By:	/s/ Spencer Hunsberger
Name:	Spencer Hunsberger
Title:	Director

CIT BANK, N.A., as a Group Agent

By:	/s/ Joseph Gyurindak
Name:	Joseph Gyurindak
Title:	Director

CREDIT SUISSE AG, NEW YORK BRANCH, as a Group Agent

By:	/s/ Patrick Duggan
Name:	Patrick Duggan
Title:	Associate

By:	/s/ Michael Eaton
Name:	Michael Eaton
Title:	Associate

ING CAPITAL, LLC, as a Group Agent

By:	/s/ Thomas Cantello
Name:	Thomas Cantello
Title:	Managing Director

By:	/s/ Mark Parrish
Name:	Mark Parrish
Title:	Vice President

[Signature Page to Required Group Agent Action No. 35]

KEYBANK NATIONAL ASSOCIATION, as a Group Agent

By:	/s/ Benjamin C. Cooper
Name:	Benjamin C. Cooper
Title:	Vice President

National Bank of Arizona, as a Group Agent

By:	/s/Craig Robb
Name:	Craig Robb
Title:	Executive Vice President

SILICON VALLEY BANK, as a Group Agent

By:	/s/ Sayoji Goli
Name:	Sayoji Goli
Title:	Vice President

BANK OF AMERICA, N.A. as Administrative Agent and Collateral Agent

By:	/s/ Darleen R. DiGrazia
Name:	Darleen R. DiGrazia
Title:	Vice President

[Signature Page to Required Group Agent Action No. 35]